UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2006
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation		Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code: 716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On October 31, 2006 Minrad International, Inc. entered into an employment agreement with William H. Burns, its Chief Executive Officer. The agreement provides for the continuation of Mr. Burns employment through December 31, 2008. This agreement cancels and replaces in its entirety the employment agreement made as of March 1, 2004.
     Mr. Burns’ compensation will include a base salary of $275,000 plus a bonus. The bonus for fiscal years 2006 and 2007 will be equal to 1% of Minrad’s current quarterly net profit up to the amount of 1% of the prior fiscal year’s annual net profit plus 2.5% of each quarterly net profit thereafter in excess of the prior fiscal year’s annual net profit; the bonus for fiscal year 2008 will be based on a number of mutually agreed upon individual and corporate performance targets, to be determine no later than June 30, 2007. The maximum amount that can be earned by Mr. Burns in any bonus year is $724,999.
Under the employment agreement, Mr. Burns’ employment may be terminated by Minrad on his death, permanent disability and with or without cause. Upon the death or permanent disability of Mr. Burns, Minrad will pay his base salary through the end of the month in which death or permanent disability occurs, any unpaid bonus for the prior fiscal year and a pro rated portion of any unpaid bonus for the current fiscal year. Minrad will pay all accrued obligations and all vested stock options will be transferred to Mr. Burns’ personal representative. Upon termination of Mr. Burns’ employment by Minrad for cause, Mr. Burns will receive his base salary and fringe benefits through the effective date of termination together with any unpaid bonus for a prior fiscal year. All vested but unexercised and unvested stock options shall be voided and returned to Minrad. If Mr. Burns’ employment is terminated by Minrad without cause, Minrad will pay his salary for the remainder of the term of the employment agreement or one year (whichever is shorter) plus any accrued obligations. The non-milestone stock options will be automatically vested.
If Mr. Burns’s employment is terminated other than for cause or Mr. Burns terminates employment because the scope of his duties are significantly reduced or materially diminished or Minrad’s principal executive office is located more than 30 miles from Buffalo, New York, in each case, following or within three months prior to a change of control, Minrad will pay Mr. Burns the sum of his salary for one year plus any accrued obligations.
During the term of the employment agreement and for a period of 12 months thereafter, Mr. Burns may not directly or indirectly compete with Minrad.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
10.1 Employment Agreement, dated as of October 31, 2006, by and between Minrad International, Inc. and William H. Burns, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)
November 6, 2006	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	William H. Burns Employment Agreement

3